Exhibit 99.1

Regional Management Corp. Announces Executive Management Transition

Greenville, South Carolina – September 4, 2019 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today announced that its Chief Credit Risk Officer Daniel J. Taggart has decided to leave Regional in the first quarter of 2020 to pursue new professional opportunities. Mr. Taggart will remain in his role to ensure a smooth transition to his successor and to complete the adoption and implementation of CECL accounting standards, effective in January 2020. Regional has engaged an executive recruiting firm to conduct a search for its new Chief Credit Risk Officer.

“On behalf of the Regional Management team, I want to express our gratitude to Dan for his extensive contributions over the past four and a half years. Dan has built a high performing team and has developed our credit risk infrastructure,” said Peter R. Knitzer, President and Chief Executive Officer of Regional Management. “Under Dan’s leadership, we dramatically improved our underwriting capabilities and established our centralized collections team. Dan also led the development of our small and large loan custom scorecards, which have been implemented in all of our states and continue to perform as expected. We wish Dan all the best in his future endeavors.”

“I want to thank Peter and the entire Regional Management team for the opportunity to work with such a strong and talented group,” added Mr. Taggart. “I am honored to have led our impressive credit team and will work to ensure a smooth transition to my successor. I’m confident that Regional is well-positioned for long-term profitable growth and the creation of additional value for its shareholders.”

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Regional Management Corp.’s expectations or beliefs concerning future events. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: changes in general economic conditions, including levels of unemployment and bankruptcies; risks associated with Regional Management’s transition to a new loan origination and servicing software system; risks related to opening new branches, including the ability or inability to open new branches as planned; risks inherent in making loans, including credit risk, repayment risk, and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; risks associated with the implementation of new underwriting models and processes, including as to the effectiveness of new custom scorecards; risks relating to Regional Management’s asset-backed securitization transactions; changes in interest rates; the risk that Regional Management’s existing sources of liquidity become insufficient to satisfy its needs or that its access to these sources becomes unexpectedly restricted; changes in federal, state, or local laws, regulations, or regulatory policies and practices, and risks associated with the manner in which laws and regulations are interpreted, implemented, and enforced; the impact of changes in tax laws, guidance, and interpretations, including related to certain provisions of the Tax Cuts and Jobs Act; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and credit losses); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management); changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the impact of a prolonged shutdown of the federal government; risks related to acquisitions; changes in operating and administrative expenses; and the departure, transition, or replacement of key personnel. Such factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update the information contained in this press release beyond the publication date, except to the extent required by law, and is not responsible for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” in 356 branch locations across 11 states in the Southeastern, Southwestern, Mid-Atlantic, and Midwestern United States. Most of its loan products are secured, and each is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally-managed direct mail campaigns, digital partners, retailers, and its consumer website. For more information, please visit www.RegionalManagement.com.

Contact:

Investor Relations

Garrett Edson, (203) 682-8331